Exhibit 4.5

















                       CHESAPEAKE PAPER PRODUCTS COMPANY

                    401(k) SAVINGS PLAN FOR HOURLY EMPLOYEES



























                            As Amended and Restated
                           Effective January 1, 1993

                       Chesapeake Paper Products Company
                    401(k) Savings Plan for Hourly Employees

                               TABLE OF CONTENTS

INTRODUCTION

ARTICLE I         DEFINITIONS

      1.01.       Account . . . . . . . . . . . . . . . . . . . . . I-1
      1.02.       Actual Deferral Percentage or ADP . . . . . . . . I-1
      1.03.       Affiliate . . . . . . . . . . . . . . . . . . . . I-2
      1.04.       Alternate Payee . . . . . . . . . . . . . . . . . I-2
      1.05.       Annuity Starting Date . . . . . . . . . . . . . . I-2
      1.06.       Beneficiary or Beneficiaries. . . . . . . . . . . I-2
      1.07.       Board or Board of Directors . . . . . . . . . . . I-3
      1.08.       Break in Service. . . . . . . . . . . . . . . . . I-3
      1.09.       Code. . . . . . . . . . . . . . . . . . . . . . . I-3
      1.10.       Committee . . . . . . . . . . . . . . . . . . . . I-3
      1.11.       Company . . . . . . . . . . . . . . . . . . . . . I-3
      1.12.       Compensation. . . . . . . . . . . . . . . . . . . I-3
      1.13.       Contribution Percentage . . . . . . . . . . . . . I-4
      1.14.       Defined Benefit Plan. . . . . . . . . . . . . . . I-5
      1.15.       Defined Contribution Plan . . . . . . . . . . . . I-5
      1.16.       Disabled or Disability. . . . . . . . . . . . . . I-5
      1.17.       Effective Date. . . . . . . . . . . . . . . . . . I-5
      1.18.       Elective Deferral Account . . . . . . . . . . . . I-5
      1.19.       Elective Deferral Contributions . . . . . . . . . I-5
      1.20.       Employee. . . . . . . . . . . . . . . . . . . . . I-5
      1.21.       Employer. . . . . . . . . . . . . . . . . . . . . I-6
      1.22.       Entry Date. . . . . . . . . . . . . . . . . . . . I-6
      1.23.       ERISA . . . . . . . . . . . . . . . . . . . . . . I-6
      1.24.       Excess Aggregate Contribution . . . . . . . . . . I-6
      1.25.       Excess Contribution . . . . . . . . . . . . . . . I-6
      1.26.       Excess Deferral . . . . . . . . . . . . . . . . . I-7
      1.27.       Family Member . . . . . . . . . . . . . . . . . . I-7
      1.28.       Fiduciary . . . . . . . . . . . . . . . . . . . . I-7
      1.29.       Highly Compensated Employee . . . . . . . . . . . I-7
      1.30.       Hour of Service . . . . . . . . . . . . . . . . .I-10
      1.31.       Investment Manager. . . . . . . . . . . . . . . .I-13
      1.32.       Matching Account. . . . . . . . . . . . . . . . .I-13
      1.33.       Matching Contribution . . . . . . . . . . . . . .I-13
      1.34.       Named Fiduciary . . . . . . . . . . . . . . . . .I-13
      1.35.       Normal Retirement Age . . . . . . . . . . . . . .I-13
      1.36.       Participant . . . . . . . . . . . . . . . . . . .I-13
      1.37.       Plan. . . . . . . . . . . . . . . . . . . . . . .I-13
      1.38.       Plan Administrator. . . . . . . . . . . . . . . .I-14
      1.39.       Plan Year . . . . . . . . . . . . . . . . . . . .I-14
      1.40.       Qualified Domestic Relations
                        Order . . . . . . . . . . . . . . . . . . .I-14
      1.41.       Qualified Matching Contribution . . . . . . . . .I-15
      1.42.       Qualified Plan or Qualified
                        Trust . . . . . . . . . . . . . . . . . . .I-15
      1.43.       Restricted 401(k) Employee. . . . . . . . . . . .I-15
      1.44.       Restricted 401(m) Employee. . . . . . . . . . . .I-15
      1.45.       Rollover Account. . . . . . . . . . . . . . . . .I-15
      1.46.       Rollover Contributions. . . . . . . . . . . . . .I-15
      1.47.       Spouse or Surviving Spouse. . . . . . . . . . . .I-16
      1.48.       Trust Agreement . . . . . . . . . . . . . . . . .I-16
      1.49.       Trust Fund. . . . . . . . . . . . . . . . . . . .I-16
      1.50.       Trustee . . . . . . . . . . . . . . . . . . . . .I-16
      1.51.       Union . . . . . . . . . . . . . . . . . . . . . .I-16
      1.52.       Unrestricted 401(k) Employee. . . . . . . . . . .I-16
      1.53.       Unrestricted 401(m) Employee. . . . . . . . . . .I-16
      1.54.       Valuation Date. . . . . . . . . . . . . . . . . .I-17
      1.55.       Year of Service . . . . . . . . . . . . . . . . .I-17


ARTICLE II        PARTICIPATION

      2.01.       Initial Eligibility to Partici-
                        pate. . . . . . . . . . . . . . . . . . . .II-1
      2.02.       Participation of Reemployed Indi-
                        viduals . . . . . . . . . . . . . . . . . .II-1
      2.03.       Notification and Application to
                        Participate . . . . . . . . . . . . . . . .II-2
      2.04.       Change in Status. . . . . . . . . . . . . . . . .II-2
      2.05.       Cessation of Participation. . . . . . . . . . . .II-2
      2.06.       Participation for Purposes of Roll-
                        over Contribution Only. . . . . . . . . . .II-2


ARTICLE III       CONTRIBUTIONS

      3.01.       Elective Deferral Contributions . . . . . . . . III-1
      3.02.       Matching Contributions. . . . . . . . . . . . . III-1
      3.03.       Qualified Matching Contributions. . . . . . . . III-1
      3.04.       Elective Deferral Contribution
                        Limitations . . . . . . . . . . . . . . . III-2
      3.05.       Matching Contribution Limita-
                        tions . . . . . . . . . . . . . . . . . . III-4
      3.06.       General Provisions on Elective
                        Deferral Contributions. . . . . . . . . . III-6
      3.07.       Rollover Contributions. . . . . . . . . . . . . III-6
      3.08.       General Provisions on Employer
                        Contributions . . . . . . . . . . . . . . III-7


ARTICLE IV        ALLOCATIONS

      4.01.       Participants' Accounts. . . . . . . . . . . . . .IV-1
      4.02.       Allocation of Rollover Contribu-
                        tions . . . . . . . . . . . . . . . . . . .IV-1
      4.03.       Allocation of Employer Contribu-
                        tions . . . . . . . . . . . . . . . . . . .IV-1
      4.04.       Funding Policy. . . . . . . . . . . . . . . . . .IV-1
      4.05.       Allocation of Trust Income and
                        Gains and Losses. . . . . . . . . . . . . .IV-2
      4.06.       Excess Deferrals. . . . . . . . . . . . . . . . .IV-2
      4.07.       Excess Contributions. . . . . . . . . . . . . . .IV-3
      4.08.       Excess Aggregate Contributions. . . . . . . . . .IV-4


ARTICLE V         VESTING

      5.01.       Rollover Account and Elective
                        Deferral Account. . . . . . . . . . . . . . V-1
      5.02.       Matching Account. . . . . . . . . . . . . . . . . V-1
      5.03.       Crediting Years of Service. . . . . . . . . . . . V-1
      5.04.       Vesting Break in Service Rules. . . . . . . . . . V-2
      5.05.       Forfeitures . . . . . . . . . . . . . . . . . . . V-2
      5.06.       Amendments Affecting Vested
                        Account Balance . . . . . . . . . . . . . . V-3


ARTICLE VI        DISTRIBUTIONS

      6.01.       Timing of Distributions . . . . . . . . . . . . .VI-1
      6.02.       Optional Forms of Benefit . . . . . . . . . . . .VI-2
      6.03.       Commutation of Benefits . . . . . . . . . . . . .VI-3
      6.04.       Commencement of Benefits. . . . . . . . . . . . .VI-3
      6.05.       Special Distribution Provisions . . . . . . . . .VI-3
      6.06.       Limitations on Distributions of
                        Elective Deferral Contribu-
                        tions . . . . . . . . . . . . . . . . . . .VI-5
      6.07.       Withdrawals . . . . . . . . . . . . . . . . . . .VI-6
      6.08.       Hardship Distributions. . . . . . . . . . . . . .VI-7
      6.09.       Qualified Domestic Relations
                        Order Payments. . . . . . . . . . . . . . .VI-8
      6.10.       Direct Rollovers. . . . . . . . . . . . . . . . VI-11


ARTICLE VII       DEATH BENEFITS

      7.01.       General . . . . . . . . . . . . . . . . . . . . VII-1
      7.02.       Death Distributions . . . . . . . . . . . . . . VII-1
      7.03.       Designation of Beneficiary. . . . . . . . . . . VII-3
      7.04.       Election by Beneficiary . . . . . . . . . . . . VII-4


ARTICLE VIII      APPOINTMENTS AND ALLOCATION OF
                  FIDUCIARY RESPONSIBILITY

      8.01.       Named Fiduciary . . . . . . . . . . . . . . . .VIII-1
      8.02.       Appointment of Investment
                        Manager . . . . . . . . . . . . . . . . .VIII-1
      8.03.       Allocation of Responsibility. . . . . . . . . .VIII-1
      8.04.       Plan Administrator. . . . . . . . . . . . . . .VIII-1
      8.05.       Hourly 401(k) Savings Plan Com-
                        mittee. . . . . . . . . . . . . . . . . .VIII-2
      8.06.       Trustee . . . . . . . . . . . . . . . . . . . .VIII-2
      8.07.       Errors and Omissions. . . . . . . . . . . . . .VIII-2
      8.08.       Fiduciary Discretion. . . . . . . . . . . . . .VIII-3


ARTICLE IX        PLAN ADMINISTRATION

      9.01.       General . . . . . . . . . . . . . . . . . . . . .IX-1
      9.02.       Duties of Plan Administrator. . . . . . . . . . .IX-1
      9.03.       Disclosure. . . . . . . . . . . . . . . . . . . .IX-1
      9.04.       Annual Accountings. . . . . . . . . . . . . . . .IX-2
      9.05.       Expenses and Compensation . . . . . . . . . . . .IX-3
      9.06.       Directions to Trustee . . . . . . . . . . . . . .IX-3
      9.07.       Claims Procedure. . . . . . . . . . . . . . . . .IX-3
      9.08.       Hourly 401(k) Savings Plan Com-
                        mittee. . . . . . . . . . . . . . . . . . .IX-5


ARTICLE X         TRUST AGREEMENT AND INVESTMENTS

      10.01.      Trust Agreement . . . . . . . . . . . . . . . . . X-1
      10.02.      Participant Directed Investments. . . . . . . . . X-1
      10.03.      Investment of Income. . . . . . . . . . . . . . . X-6
      10.04.      Company Stock . . . . . . . . . . . . . . . . . . X-6


ARTICLE XI        AMENDMENT AND TERMINATION OF THE PLAN

      11.01.      Amendment to the Plan . . . . . . . . . . . . . .XI-1
      11.02.      Termination of the Plan . . . . . . . . . . . . .XI-1
      11.03.      No Reversion to Employer. . . . . . . . . . . . .XI-2
      11.04.      Merger, Consolidation and Transfer
                        of Assets or Liabilities. . . . . . . . . .XI-3


ARTICLE XII       GENERAL PROVISIONS

      12.01.      Qualification . . . . . . . . . . . . . . . . . XII-1
      12.02.      No Guarantees . . . . . . . . . . . . . . . . . XII-1
      12.03.      Limits on Assignment. . . . . . . . . . . . . . XII-2
      12.04.      Discharge of Liability. . . . . . . . . . . . . XII-2
      12.05.      Unclaimed Benefits. . . . . . . . . . . . . . . XII-2
      12.06.      Construction. . . . . . . . . . . . . . . . . . XII-2
      12.07.      Adoption by Affiliate . . . . . . . . . . . . . XII-3


SIGNATURE PAGE


EXHIBIT I         INVESTMENT FUNDS

                                       INTRODUCTION


      The Chesapeake Corporation 401(k) Savings Plan for Hourly Employees (the
Plan) was originally adopted effective January 1, 1989. The Plan was amended and restated, effective January 1, 1993, to incorporate amendments adopted since the Plan's original effective date and to conform to the provisions of the Tax Reform Act of 1986 and subsequent statutory and regulatory changes. Effective January 1, 1993, the name of the Plan is changed from the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees to the Chesapeake Paper Products Company 401(k) Savings Plan for Hourly Employees.

      The Company intends that Employer contributions to the Trust be deductible. The Company intends that the Plan be a discretionary contribution plan. The Company further intends to comply fully with statutes and regulations governing wages, compensation, and fringe employment benefits, especially Internal Revenue Code sections 401(a) and 401(k). All questions arising in the construction and administration of the Plan must be resolved accordingly.

                                         ARTICLE I

                                        DEFINITIONS


1.01. Account means an actual account or bookkeeping record reflecting a Participant's interest in the assets or value of the Trust Fund. A Participant may have several Accounts. When the term Account is used without modification, it means the sum of all of a Participant's Plan Accounts. Amounts credited to a Participant's Account (other than a specially segregated account) do not give a Participant a right to or claim on any asset of the Trust Fund.

SEE ALSO Elective Deferral Account, Matching Account, Rollover Account.

1.02. Actual Deferral Percentage or ADP, for purposes of measuring compliance with Code section 401(k), for a specified group of Employees for a Plan year, means the average of the ratios (calculated separately for each Employee in the group) of

      (a) the amount of Employer contributions made on behalf of the Employee for the Plan Year, to

      (b) the Employee's compensation (as defined in Code section 414(s)) for the Plan Year.

      For purposes of this definition, Employer contributions shall include (i) Elective Deferral Contributions, including Excess Deferrals of Highly Compensated Employees, but excluding Excess Deferrals of non-Highly Compensated Employees and Elective Deferral Contributions taken into account in the Contribution Percentage test under Plan section 3.05, provided that the ADP test under Plan section 3.04 is satisfied both with and without the exclusion of these Elective Deferral Contributions and (ii) at the election of the Employer, Qualified Matching Contributions. The Actual Deferral Percentage of an Employee who is eligible to but does not make an Elective Deferral Contribution and who does not receive an allocation of a Qualified Matching Contribution is zero.

1.03.       Affiliate means

      (a)   a member of a controlled group of corporations as defined in Code section 1563(a), determined without regard to Code section 1563(a)(4) and 1563(e)(3)(C), of which an Employer is a member according to Code section 414(b);

      (b) an unincorporated trade or business that is under common control with an Employer as determined according to Code section 414(c);

      (c) a member of an affiliated service group of which an Employer is a member according to Code section 414(m); or

      (d)   any entity required to be aggregated according to Code section
      414(o).

1.04. Alternate Payee means a Participant's Spouse, former Spouse, child, or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

1.05. Annuity Starting Date means the first day on which all events occur that entitle a Participant to a benefit under the Plan. A Participant's Annuity Starting Date cannot be earlier than 30 days or later than 90 days after he receives the information requested by Plan section 6.01(b), unless he waives such notice period in accordance with that Plan section.

1.06. Beneficiary or Beneficiaries means the individual or legal entity designated by a Participant under Plan section 7.03 to receive any benefits which may be payable under this Plan upon or after his death. A married Participant's Beneficiary is the Participant's Spouse unless the Spouse has consented to the Participant's designation of a different Beneficiary.

      Despite the preceding, to the extent provided in a Qualified Domestic Relations Order, Beneficiary means the Spouse, former Spouse, child, or other dependent of a Participant who is recognized by such order as having a right to receive all or a portion of any benefits payable under the Plan on behalf of such Participant.

1.07. Board or Board of Directors means the board of directors of Chesapeake Corporation.

1.08. Break in Service means a Plan Year in which an individual does not complete at least 501 Hours of Service.

1.09. Code means the provisions of the Internal Revenue Code of 1986, as amended, as may be in effect from time to time. Any reference to a specific provision of the Code shall mean both that provision and any subsequent legislation that modifies, amends, recodifies, or replaces that provision.

1.10. Committee means the Hourly 401(k) Savings Plan Committee provided for in Plan article IX.

1.11. Company means Chesapeake Paper Products Company and Chesapeake Forest Products Company.

1.12.       Compensation means an Employee's wages within the meaning of Code section 3401(a) and all other amounts for which a written statement must be furnished under Code section 6041(d) and 6051(a)(3). Compensation does not include any amounts paid or reimbursed by an Employer for moving expenses to the extent that it is reasonable to believe that such amounts are deductible by the Employee under Code section 217. Compensation is determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

      For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Plan section, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a disabled Participant (as defined in Code section 72(m)(7)) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

      Compensation shall include any amount that is contributed by an Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code section 125, 402(a)(8), 402(h) or 403(b).

      The Compensation for an Employee taken into account under the Plan for any year must not exceed the statutory limits of Code section 401(a)(17) for such year. For Plan Years beginning after December 31, 1988, and before January 1, 1994, the limit is $200,000 as adjusted. For Plan Years beginning on or after January 1, 1994, the limit is $150,000, as adjusted.

      In determining Compensation for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except in applying such rules the term "family" shall include only the spouse of an Employee and any lineal descendants of an Employee who have not attained age 19 before the end of the Plan Year. If, as a result of the application of such rules, the adjusted Code section 401(a)(17) limitation is exceeded, then the limitation shall be prorated among affected individuals in proportion to each such individual's Compensation as determined prior to the application of this limitation.

1.13. Contribution Percentage, for purposes of measuring compliance with Code section 401(m), for a specified group of Employees means the average of the ratios (calculated separately for each Employee in the group) of

      (a) the Matching Contributions and Qualified Matching Contributions allocated to the Account of each such Employee for the Plan Year to

      (b) the Employee's compensation (as defined in Code section 414(s)) for the Plan Year.

      Such Contribution Percentage shall not include forfeitures of Matching Contributions attributable to Excess Aggregate Contributions and forfeited pursuant to Plan section 4.08. Such forfeitures shall be taken into account in the Plan Year in which they are allocated to the Participant's Account.

      Elective Deferral Contributions, to the extent not taken into account in the Actual Deferral Percentage test under Plan section 3.04, may be included in a Participant's Contribution Percentage.

1.14. Defined Benefit Plan means any plan established and qualified under Code section 401 or 403, other than and to the extent it is not treated as a Defined Contribution Plan. For purposes of limitations on benefits and contributions, however, a Defined Benefit Plan that provides a benefit derived from employer contributions and that is based partly on the balance of the separate account of a Participant is treated as a Defined Contribution Plan to the extent that benefits are based on the Participant's separate account and as a Defined Benefit Plan for the remaining part of the benefits under the Plan.

1.15. Defined Contribution Plan means a pension, profit-sharing, or stock-bonus plan established and qualified under Code section 401 or 403 that provides an individual account for each Participant and for benefits based solely on the amount contributed to each Participant's account, together with any income, expenses, gains, losses, and any forfeitures of accounts of other Participants that may be allocated to that Participant's account.

1.16. Disabled or Disability means a condition established by medical evidence satisfactory to Chesapeake Corporation whereby a Participant by reason of a mental or physical impairment is prevented from engaging in any occupation or employment for substantial wage or profit, which condition is likely to be permanent. The rules established for disability retirement shall be uniformly and nondiscriminatorily applied to all persons under similar circumstances.

1.17. Effective Date means January 1, 1989. The Effective Date of the amended and restated Plan is January 1, 1993.

1.18. Elective Deferral Account means that portion of a Participant's Account to which his Elective Deferral Contributions are allocated.

1.19. Elective Deferral Contributions means contributions made to the Plan during the Plan Year by an Employer, at the election of the Participant in lieu of cash Compensation and pursuant to a salary reduction election or other deferral mechanism. Elective Deferral Contributions shall not include any deferrals properly distributed as Excess Annual Additions.

1.20. Employee means any individual employed by the Company who is an hourly wage earner or any person eligible for coverage and who is employed by an Employer that adopts this Plan pursuant to Plan section 12.07 and is covered by a collective bargaining agreement between the Company and the Union. Employee does not include (i) leased employees, as defined in Code sec- tion 414(n), (ii) independent contractors or (iii) key employees, as defined in Code section 416(i).

1.21. Employer means Chesapeake Paper Products Company and any Affiliate, individually or collectively, as applicable, that adopts the Plan; any successor by merger, purchase, or otherwise that maintains this Plan in accordance with any requirements set forth therein; or any predecessor that has maintained the Plan or a predecessor plan that covered substantially the same employees and provided the same benefits or was merged or consolidated with this Plan.

1.22. Entry Date means the first day of each Plan Year and the first day of the seventh month of the Plan Year.

1.23. ERISA means the Employee Retirement Income Security Act of 1974, as amended as of the relevant time. Any reference to a specific provision of ERISA shall mean both that provision and any subsequent legislation that modifies, amends, recodifies, or replaces that provision.

1.24. Excess Aggregate Contribution means the excess of the aggregate amount of the Matching Contributions (and any Elective Deferral Contributions taken into account in computing the Contribution Percentage) actually made on behalf of Highly Compensated Employees for that Plan Year over the maximum amount of such contributions permitted under the limitations described in Plan section 3.05 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). Such determinations shall be made after first determining Excess Deferrals and Excess Contributions.

1.25. Excess Contribution means, with respect to a Plan Year, the excess of the aggregate amount of Elective Deferral Contributions and Qualified Matching Contributions actually paid to the Trust on behalf of the Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations described in Plan section 3.04 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages beginning with the highest of such percentages).

1.26. Excess Deferral means an elective deferral, to the extent such elective deferral exceeds $7,000 (or such dollar amount as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable under Code section 415(d)) in any taxable year. With respect to any taxable year, a Participant's elective deferrals are the sum of all contributions made by an employer on behalf of such Participant pursuant to:

      (a) any election to defer under any qualified cash or deferred arrangement as described in Code section 401(k);

      (b) any simplified employee pension cash or deferred arrangement as described in Code section 402(h)(1)(B);

      (c)   any eligible deferred compensation under Code section 457;

      (d)   any plan described under Code section 501(c)(18); and

      (e) any contribution made by the employer on behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction election.

1.27. Family Member means a member of the family of a five-percent owner or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Earnings from an Affiliate during the Plan Year or the preceding Plan Year. For purposes of this Plan section, the term "family" means, with respect to any Employee or former Employee, such Employee's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants. Except as otherwise specified in regulations, a Family Member is not considered to be an Employee separate from the Employee whose status under this Plan causes the individual to be a Family Member. For purposes of this definition, Earnings is defined in Appendix A section 1.03.

1.28.       Fiduciary means a person or entity as defined in ERISA section
3(21).

1.29. Highly Compensated Employee, for Plan Years beginning after December 31, 1986, refers to those employees who are determined to be Highly Compensated under the method set forth in subsection (a) or (b) below. The Plan Administrator has the discretion to elect the method for making such deter-mination in any Plan Year and may change the method for any Plan Year.

      (a) Highly Compensated Employee means an employee who, during the current or immediately preceding Plan Year,

            (1) was at any time a five-percent owner (as defined in Code section 416(i)(1));

            (2) received Earnings from the Company or an Affiliate in excess of $75,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code section 415(d)) during that Plan Year;

            (3) received Earnings from the Company or an Affiliate in excess of $50,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code section 415(d)) during that Plan Year and was in the top 20 percent of the Employees in Earnings during that Plan Year; or

            (4) was at any time an officer of the Company or an Affiliate and received during that Plan Year Earnings that exceeded 50 percent of the dollar amount in effect under Code section 415(b)(1)(A).

For purposes of this section, at least one officer of the Company or an Affiliate must be treated as a Highly Compensated Employee, regardless of Earnings. If at least three officers meet the Earnings figure, no more than 10 percent of the Employees may be treated as such an officer. In no event may the Plan treat more than 50 Employees as such officers. For purposes of this section, Earnings will be determined without regard to Code sections 125, 402(a)(8), 402(h)(1)(B), and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code section 403(b). The determinations made under this section must be made in conformity with the rules in Code section 414(q) and the related Treasury regulations. According to Code section 414(q)(6)(A)(ii) and for purposes of applying the limitations under this Plan, any Earnings paid to a Family Member (and any applicable contribution or benefits on behalf of such individual) must be treated as if it were paid to (or on behalf of) the relevant Highly Compensated Employee for that Plan Year. If an employee is not described in (2), (3) or (4) for the preceding year, he shall not be treated as described in (2), (3) or (4) for the current year unless he is a member of the group consisting of the 100 employees of the Company and its Affiliates paid the greatest Earnings during the current year.

      (b) Alternatively, Highly Compensated Employee means an employee who, during the current Plan Year only, met any of the criteria of paragraphs (1) through (4) of subsection (a). Determination of Highly Compensated Employees under this subsection may be made, at the Plan Administrator's discretion, on the basis of

            (1) all Workers of the Company and its Affiliates for the Plan Year being tested; or

            (2) all Workers of the Company and its Affiliates as of a "Snapshot Day." For purposes of identifying Highly Compensated Employees for the ADP or Contribution Percentage Tests, the Plan Administrator must, in addition to those employees who are Highly Compensated Employees on the Snapshot Day, treat as a Highly Compensated Employee any Worker for the Plan Year who

                   (A) terminated employment prior to the Snapshot Day and was a Highly Compensated Employee in the prior year;

                   (B) terminated employment prior to the Snapshot Day and (i) was a five-percent owner; (ii) had Earnings for the Plan Year greater than or equal to the projected Earnings of any Worker who is treated as a Highly Compensated Employee on the Snapshot Day (except for Workers who are Highly Compensated Employees solely because they are officers or five-percent owners) or (iii) was an officer and had Earnings greater than or equal to the projected Earnings of any other officer who is treated as a Highly Compensated Employee solely because he is an officer; or

                   (C) becomes employed subsequent to the Snapshot Day and (i) is a five-percent owner, (ii) has Earnings for the Plan Year greater than or equal to the projected Earnings of a Worker who is treated as a Highly Compensated Employee on the Snapshot Day (except for Workers who are Highly Compensated Employees solely because they are officers or five-percent owners) or (iii) is an officer and has Earnings greater than or equal to the projected Earnings of any other officer who is treated as a Highly Compensated Employee solely because he is an officer.

            (3) The following definitions apply solely for purposes of this subsection:

                   (A) "Snapshot Day" refers to a single day during the Plan Year that is reasonably representative of the workforce of the Company and its Affiliates. The Snapshot Day must be consistent from Plan Year to Plan Year.

                   (B) "Worker" refers to an individual who renders personal services to or through the Company or its Affiliates and who is subject to the control of the Company or its Affiliates.

For purposes of this definition, Earnings is defined in Appendix A, section
1.03.

1.30.       Hour of Service includes the following meanings:

      (a) An Hour of Service is each hour for which an individual is paid or is entitled to payment for the performance of duties for an Employer or an Affiliate during the applicable computation period.

      (b) An Hour of Service is each hour for which an individual is paid or is entitled to payment by an Employer or an Affiliate on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) because of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. An individual may not, however, be credited with more than 501 Hours of Service under this subsection (b) for any single continuous period during which he performs no duties (whether or not the period occurs in a single computation period). No Hours of Service are credited under this subsection (b) to an individual with respect to any payment that is made or is due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws, or for a payment that solely reimburses an individual for his medical or medically related expenses incurred. For purposes of this subsection (b), a payment is deemed to be made by or be due from an Employer or an Affiliate regardless of whether it is made by or due from an Employer or an Affiliate directly, or indirectly through a trust fund or insurer to which the Employer or Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular employees or on behalf of a group of employees in the aggregate.

      (c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate. The same Hours of Service shall not be credited both under subsection (a) or (b) and also under this subsection (c). Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (b) is subject to the limitations set forth in that subsection.

      (d) Each hour during a period in which an individual would have performed services for and been compensated by an Employer or an Affiliate but for the fact that such individual was on a military leave of absence for service in the armed forces of the United States of America, provided the individual entered such service directly from the employ of an Employer or an Affiliate, was discharged from such service and was reemployed by an Employer or an Affiliate within the period during which his employment rights as a veteran are protected by law. Hours credited under this subsection shall be calculated, but not limited, in accordance with subsection (b).

      (e) For determining Hours of Service for reasons other than the performance of duties, the special rule in Labor Regulation section 2530.200b-2(b) is incorporated by reference. That rule provides that Hours of Service are credited on the basis of the number of hours in the individual's regular work schedule or, in the case of a payment not calculated by units of time, by dividing the payment in question by the individual's most recent hourly rate of pay.

      (f) When crediting Hours of Service to computation periods, the special rule in Labor Regulation section 2530.200b-2(c) is incorporated by reference. That rule provides that Hours of Service are credited to individuals in the computation periods covered by the individual's regular work schedule during the period of nonperformance.

      (g) Notwithstanding the above, each individual whose hours are not required to be recorded under the Fair Labor Standards Act or other federal law shall be credited with 45 Hours of Service for each week for which such individual would be credited with at least one Hour of Service in lieu of the Hours of Service which would otherwise be credited for such week hereunder.

      (h) Despite the preceding subsections, solely for purposes of determining whether a Break in Service for participation or vesting purposes, as applicable, has occurred in a computation period, an individual who is on a Maternity or Paternity Leave of Absence that began after January 1, 1985, will receive credit for the Hours of Service that normally would have been credited to such individual but for such Maternity or Paternity Leave of Absence or, in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of Maternity or Paternity Leave of Absence. The total number of Hours of Service that can be credited under the preceding sentence cannot exceed 501, and such Hours of Service shall be credited (1) in the computation period in which the absence began if necessary to prevent the Break in Service in that period, or (2) in all other cases, in the following computation period. Mater-nity or Paternity Leave of Absence means an absence by reason of the pregnancy of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

      (i) Despite the preceding subsections, solely for purposes of determining whether a Break in Service for participation or vesting purposes has occurred during a computation period, an individual who takes unpaid leave under the Family and Medical Leave Act on or after August 5, 1993, will receive credit for the Hours of Service that normally would have been credited to such individual but for such leave. The total number of Hours of Service that can be credited under this subsection cannot exceed 501, and such Hours of Service shall be credited (i) in the computation period in which the absence began if necessary to prevent the Break in Service in that period, or (ii) in all other cases, in the following computation period. Any individual who receives credit for Hours of Service under subsection (i) above will not receive credit for those same Hours of Service under this subsection.

1.31.       Investment Manager means any fiduciary other than the Named
Fiduciary

      (a) which has the power to manage, acquire or dispose of any asset of the Plan; and

      (b)   which is either

            (1) registered as an Investment Advisor under the Investment Advisors Act of 1940;

            (2)    a bank as defined by the Investment Advisors Act of 1940; or

            (3) an insurance company qualified to manage, acquire, or dispose of any assets of the Plan under the laws of more than one state; and

      (c) which has acknowledged in writing that it is a fiduciary with respect to the Plan.

1.32. Matching Account means that portion of a Participant's Account to which his share of Matching Contributions is allocated.

1.33. Matching Contribution means the Employer contribution described in Plan section 3.02 which is made to the Plan on or after January 1, 1993, on behalf of a Participant on account of Elective Deferral Contributions made by such Participant.

1.34.       Named Fiduciary means the Company.

1.35.       Normal Retirement Age means the Participant's attainment of age 65.

1.36. Participant means any Employee who has become and continues to be a Participant as provided in Plan article II.

1.37. Plan means the Chesapeake Paper Products Company 401(k) Savings Plan for Hourly Employees, as amended from time to time. Effective January 1, 1993, Plan means the Chesapeake Paper Products Company 401(k) Savings Plan for Hourly Employees, as amended from time to time.

1.38.       Plan Administrator means Chesapeake Corporation.

1.39. Plan Year means the 12-month period beginning on January 1 and ending on December 31 of each calendar year.

1.40. Qualified Domestic Relations Order means a judgment, decree, order, or approval of a property settlement agreement entered on or after January 1, 1985, that

      (a) relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee;

      (b) is made pursuant to a state domestic relations or community property law;

      (c) creates or recognizes the right of, or assigns the right to, an Alternate Payee to receive all or a portion of the benefit payable with respect to the Participant under this Plan;

      (d) clearly specifies (1) the name and last known mailing address (if available) of the Participant and the name and mailing address of each Alternate Payee, unless the Plan Administrator has reason to know the address indepen-dently of the Order; (2) the amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined; (3) the number of payments or period to which the Order applies; and (4) each plan to which the Order applies;

      (e) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

      (f) does not require the Plan to provide increased benefits (that is, does not provide for the payment of benefits in excess of the actuarial equivalent of the benefits to which the Participant would be entitled in the absence of the Order); and

      (g) does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order determined previously to be a Qualified Domestic Relations Order.

      A domestic relations order entered before January 1, 1985, is a Qualified Domestic Relations Order if payment of Plan benefits pursuant to that order have begun by January 1, 1985, regardless of whether the order satisfies the requirements of Code section 414(p), and even if payments have not begun by January 1, 1985, pursuant to such an order, it may still be treated as a Qualified Domestic Relations Order even though it does not satisfy the requirements of Code section 414(p).

1.41. Qualified Matching Contribution means the Matching Contribution made to the Plan by the Employer pursuant to Plan section 3.03 on or after January 1, 1993, and allocated to a Participant's Account by reason of Elective Deferral Contributions.

1.42. Qualified Plan or Qualified Trust refers to a plan or a trust maintained as part of a plan in compliance with Code part I, subchapter D, chapter 1, subtitle A.

1.43. Restricted 401(k) Employee, for purposes of measuring compliance with Code section 401(k), means an Employee who is otherwise authorized under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate by reason of Code section 415) to have Elective Deferral Contributions allocated to his Account for all or part of the Plan Year and who is a Highly Compensated Employee.

1.44. Restricted 401(m) Employee, for purposes of measuring compliance with Code section 401(m), means an Employee who is otherwise authorized under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate or by reason of the limitations of Code section 415) to have Matching Contributions (or Elective Deferral Contributions, if the Plan takes Elective Deferral Contribution allocations into account in determining Contribution Percentages) allocated to his Account for all or part of the Plan Year and who is a Highly Compensated Employee.

1.45. Rollover Account means that portion of a Participant's Account to which his Rollover Contributions are credited.

1.46. Rollover Contributions means a transfer of assets to a qualifying retirement plan according to Code sections 402(c), 403(a)(4) or 408(d)(3). Unless specific Plan provisions require otherwise, a transfer of assets to the Trust Fund is considered a Rollover Contribution to the extent the assets transferred are not attributable to current Employer contributions.

1.47. Spouse or Surviving Spouse means the person to whom a Participant was legally married on the earlier of his Annuity Starting Date or his death. To the extent provided in any Qualified Domestic Relations Order, a former spouse will be treated as the Participant's Spouse or Surviving Spouse for purposes of the survivor annuity requirements.

1.48. Trust Agreement means the agreement between the Company and the Trustee providing for the establishment and management of the Trust Fund.

1.49. Trust Fund means the assets of the Plan held in trust by the Trustee pursuant to the terms of the Trust Agreement and the Plan.

1.50. Trustee means such individuals or entities as may be appointed by the Board to hold the assets of the Trust Fund pursuant to the terms of the Trust Agreement.

1.51. Union means the United Paperworkers International Union AFL-CIO, West Point, Local 467.

1.52. Unrestricted 401(k) Employee, for purposes of measuring compliance with Code section 401(k), means an Employee who is otherwise authorized under the terms of the Plan (without regard to any suspension due to distribution or election not to participate or by reason of the limitations of Code section 415) to have Elective Deferral Contributions allocated to his Account for all or part of the Plan Year and who is not a Highly Compensated Employee or a Family Member.

1.53. Unrestricted 401(m) Employee, for purposes of measuring compliance with Code section 401(m), means an Employee who is otherwise authorized under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate or by reason of the limitations of Code section 415) to have Matching Contributions (or Elective Deferral Contributions if the Plan takes Elective Deferral Contributions into account in determining Contribution Percentages) allocated to his Account for all of part of the Plan Year and who is not a Highly Compensated Employee or a Family Member.

1.54. Valuation Date means the last business day of each calendar quarter and such other dates as may be designated by the Company.

1.55. Year of Service means a Plan Year (beginning with the Plan Year that includes the date an Employee is first credited with an Hour of Service for the performance of duties with an Employer) in which an Employee is credited with at least 1,000 Hours of Service. Further, an individual who is a leased employee (as defined in Code section 414(n)) of an Employer and who subsequently becomes an Employee of an Employer shall, subject to the Plan's Break in Service rules, receive credit for all Years of Service he is deemed to have completed for an Employer.

                                        ARTICLE II

                                       PARTICIPATION


2.01.       Initial Eligibility to Participate

      Each Employee becomes a Participant in the Plan on the later of January 1, 1989, or the Entry Date coinciding with or immediately following the date he has completed six months of service and attained age 18, and continues to be a Participant as long as he continues to be employed by an Employer or is entitled to benefits from the Plan.

2.02.       Participation of Reemployed Individuals

      (a) An Employee who, before satisfying the requirements of Plan section 2.01, has five consecutive Breaks in Service, loses credit for all service completed before those Breaks in Service. Upon his reemployment as an Employee, he must complete the requirements of Plan section 2.01 before he becomes a Participant.

      (b) A Participant who has no vested interest under the Plan attributable to Employer contributions and who has at least five consecutive Breaks in Service on or after January 1, 1985, loses credit for all Years of Service if the number of his consecutive Breaks in Service equals or exceeds his Years of Service, whether or not consecutive, completed before his Breaks in Service.

      (c) An individual who loses credit for service prior to a Break in Service under this Plan section is treated as a new employee on reemployment and may thereafter become a Participant under the terms of Plan section 2.01.

      (d) An individual who does not lose credit for service prior to a Break in Service is eligible to participate in the Plan on the Entry Date immediately following his reemployment and his prior service will be taken into account effective as of his reemployment date.

      (e) For purposes of applying the rules in this Plan section, a Participant's total Years of Service does not include any Years of Service lost as a result of an earlier Break in Service.

2.03.       Notification and Application to Participate

      An application to participate is not required. However, each Participant, Beneficiary or Alternate Payee agrees, as a condition of participation, to furnish any information or proof as may be requested from time to time to the Plan Administrator to enable it to administer the Plan. Benefits will not be distributed to any Participant, Beneficiary or Alternate Payee until such requested information has been furnished.

2.04.       Change in Status

      If a Participant has a change in employment status such that he is no longer an eligible Employee, but has not incurred a Break in Service, that individual will again become a Participant immediately upon returning to an eligible class of Employees and will be eligible to make Elective Deferral Contributions under Plan section 3.01 as of the next Entry Date. If an individual incurs a Break in Service, his subsequent eligibility will be determined under the Break in Service rules of the Plan.

2.05.       Cessation of Participation

      Participation in the Plan ceases when a Participant is no longer an Employee and his entire interest in the Plan has been distributed.

2.06.       Participation for Purposes of Rollover Contribution Only

      Notwithstanding anything herein to the contrary, if Rollover Contributions have been authorized by the Plan Administrator, an Employee shall become a Participant as of the date a Rollover Contribution is made on his behalf, if he has not already become a Participant. Such person shall be a Participant only for purposes of such Rollover Contribution, and shall not be eligible to make Elective Deferral Contributions under Plan section 3.01.

                                        ARTICLE III

                                       CONTRIBUTIONS


3.01.       Elective Deferral Contributions

      (a) The Employer's Elective Deferral Contribution for a Plan Year is the total of the Plan Year's compensation-reduction elections allowed according to this Plan section for Participants. The Employer must contribute each Plan Year's Elective Deferral Contribution to the Trust Fund as soon as practicable after the payroll period to which it relates but in no event more than 90 days after that date. The Employer's Elective Deferral Contribution on behalf of any Participant may not result in elective deferrals of more than $7,000 (or such dollar amount as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable under Code section 415(d)) in any taxable year. A Participant may cause an Elective Deferral Contribution for himself only with regard to Compensation that is deferred according to a compensation-reduction election according to this Plan section.

      (b) Until the Plan Administrator announces otherwise, a Participant may make a compensation-reduction election indicating an amount of unpaid Compensa-tion (between $10 and $200 (or such dollar amount as may be determined by the Committee each year) of his Compensation for a weekly payroll period in $10 increments) that he desires to cause to be made as an Elective Deferral Contribution for that Plan Year.

      (c) Until the Plan Administrator announces otherwise, in addition to any amounts deferred under subsection (b) above, a Participant may make a bonus-reduction election indicating a percentage of unpaid incentive compensation (between 1% and 10% or such other percentage as may be determined by the Committee) that he desires to cause to be made as an Elective Deferral Contribution for that Plan Year.

3.02.       Matching Contributions

      (a) Effective January 1, 1993, the Employer shall make a Matching Contribution each Plan Year in an amount equal to 20 percent of each Participant's Compensation that he elects to contribute to the Plan as an Elective Deferral Contribution for that Plan Year up to a maximum contribution for any such Participant of $250 each Plan Year.

      (b) Matching Contributions shall be vested according to the schedule provided in Plan section 5.02.

3.03.       Qualified Matching Contributions

      (a)   In lieu of distributing Excess Contributions, as provided in Plan section 4.07, the Employer may make Qualified Matching Contributions on behalf of Unrestricted 401(k) Employees that is sufficient to satisfy the Actual Deferral Percentage test described in Plan section 3.04.

      nonforfeitable when made and shall be subject to the distribution restrictions governing Elective Deferral Contributions as provided in Plan section 6.06.

3.04.       Elective Deferral Contribution Limitations

      (a) Plan sections 3.01 and 3.02 are intended to qualify as a cash or deferred arrangement according to Code section 401(k), and all Plan and Trust Agreement provisions must be construed to facilitate that qualification.

      (b) For purposes of measuring compliance with Code section 401(k), it is necessary to divide the Employees into Restricted 401(k) Employees and Unrestricted 401(k) Employees.

      (c) The Actual Deferral Percentage for Restricted 401(k) Employees for each Plan Year and the Actual Deferral Percentage for Unrestricted 401(k) Employees for the same Plan Year must satisfy one of the following tests:

            (1) The Actual Deferral Percentage for Participants who are Restricted 401(k) Employees shall not exceed the Actual Deferral Percentage for Participants who are Unrestricted 401(k) Employees multi-plied by 1.25; or

            (2) The Actual Deferral Percentage for Participants who are Restricted 401(k) Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Participants who are Unrestricted 401(k) Employees multiplied by 2.0; provided, however, that the Actual Deferral Percentage for Participants who are Restricted 401(k) Employees does not exceed the Actual Deferral Percentage for Participants who are Unrestricted 401(k) Employees by more than two percentage points. The percentage difference between the Actual Deferral Percentage for Participants who are Restricted 401(k) Employees and Participants who are Unrestricted 401(k) Employees permissible under this paragraph may be reduced as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternate limitation with respect to any Restricted 401(k) Employee.

      (d) To meet the limitations of this Plan section and to avoid discrimination prohibited by Code section 401(a)(4), to prevent the creation of Excess Contributions for purposes of Code section 401(k), or, if it is necessary to do so, to preserve the Plan's status as a qualified plan or the Plan's cash or deferred arrangement according to Code section 401(k), the Plan Administrator may adjust or reject, in whole or in part, any applications authorizing salary reduction elections from Restricted 401(k) Employees. The Plan Administrator may reduce any Participant's salary reduction election to prevent that Participant from causing Excess Deferrals to his Elective Deferral Account.

      (e) For purposes of determining the Actual Deferral Percentage of a Participant who is a Five Percent Owner or one of the ten most highly paid Highly Compensated Employees of the Employer, the Elective Deferral Contributions, Qualified Matching Contributions and Compensation of such Participant shall include the Elective Deferral Contributions, Qualified Matching Contributions and Compensation of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage for Restricted 401(k) Employees.

      (f) For purposes of satisfying the ADP test, Elective Deferral Contributions and Qualified Matching Contributions must be contributed and allocated to the Trust Fund no later than the last day of the 12-month period immediately following the Plan Year for which such contributions are deemed made.

      (g) The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP test. The determination and treatment of Elective Deferral Contributions and Qualified Matching Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury from time to time.

      (f) The Actual Deferral Percentage for any Participant who is a Restricted 401(k) Employee for the Plan Year and who participates in two or more arrangements described in Code section 401(k) that are maintained by the Employer, shall be determined as if all Elective Deferral Contributions and Qualified Matching Contributions allocated to his Account are made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements described in Code section 401(k) that are maintained by the Employer and that have different Plan Years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k).

      (g) In the event that this Plan satisfies the requirements of Code sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the ADP of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year.

3.0
      (a) The Contribution Percentage for Restricted 401(m) Employees for each Plan Year and the Contribution Percentage for Unrestricted 401(m) Employees for the same Plan Year must satisfy one of the following tests:

            (1) The Contribution Percentage for Participants who are Restricted 401(m) Employees for the Plan Year shall not exceed the Contribution Percentage for Participants who are Unrestricted 401(m) Employees for the Plan Year multiplied by 1.25; or

            (2) The Contribution Percentage for Participants who are Restricted 401(m) Employees for the Plan Year shall not exceed the Contribution Percentage for Participants who are Unrestricted 401(m) Employees for the Plan Year multiplied by two, provided, however, that the Contribution Percentage for Participants who are Restricted 401(m) Employees does not exceed the Contribution Percentage for Participants who are Unrestricted 401(m) Employees by more than two percentage points. The percentage difference between the Participants who are Restricted 401(m) Employees and the Participants who are Unrestricted 401(m) Employees permissible under this paragraph may be reduced as the Secretary shall prescribe to prevent the multiple use of this alternative limitation with respect to any Restricted 401(m) Employee.

      (b) The Employer may treat all or part of the Elective Deferral Contributions for the Plan Year as Matching Contributions for purposes of calculating the Contribution Percentage, provided the Actual Deferral Percentage test of Plan section 3.04 is satisfied both including and excluding Elective Deferral Contributions that are treated as Matching Contributions for purposes of the Contribution Percentage test.

      (c) For purposes of determining the Contribution Percentage of a Participant who is a Restricted 401(m) Employee, the Matching Contributions and Compensation of such Participant shall include the Matching Contributions and Compensation of Family Members. Family Members, with respect to Restricted 401(m) Employees shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Unrestricted 401(m) Employees and for Participants who are Restricted 401(m) Employees.

      (d) The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the Contribution Percentage test. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      (e) For purposes of satisfying the Contribution Percentage test, Matching Contributions must be paid to the Trust Fund no later than the last day of the 12-month period immediately following the Plan Year for which such contributions are deemed to be made.

      (f) For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly paid Highly Compensated Employees, the Matching Contributions and Compensation of such Participant shall include the Matching Contributions and Compensation for the Plan Year of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

      (g)   In the event that this Plan satisfies the requirements of Code section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code section 401(m) only if they have the same Plan Year.

3.06.       General Provisions on Elective Deferral Contributions

      (a) The Plan Administrator may authorize contributions to be made on a compensation-reduction basis and may also authorize Participants to cause other additions to be made to their Accounts each Plan Year under this Plan section so long as such reduction can be made without exceeding the limitations described in Plan section 3.04, such reductions can be made in a manner that is consistently applied to all Participants, affords the same election opportunities to all similarly situated Participants, and are implemented in a manner which does not discriminate in favor of Restricted 401(k) and 401(m) Employees.

      (b) An Employee may elect to begin such compensation reduction as of any Entry Date on or after he is eligible to become a Participant. An Employee may change such compensation reductions as of the first day of any calendar quarter with 15 days' notice to the Plan Administrator. The Plan Administrator may establish rules limiting the number of compensation-reduction elections that a Participant may submit each Plan Year and rules regarding changes in elections or cancellations of elections. A compensation-reduction election remains in effect until it is changed or canceled. All compensation-reduction elections shall be made on forms prescribed by the Plan Administrator.

      (c) In order to assure compliance with Plan section 3.04, the Plan Administrator may establish such closing dates and formulate such other rules and procedures as may be necessary to administer to the provisions of this Plan section so long as such rules are established and administered on a uniform and nondiscriminatory basis.

3.07.       Rollover Contributions

      Subject to the approval of the Plan Administrator, each Participant may transfer through (i) a rollover from an individual retirement account established pursuant to Code section 408, or (ii) a direct rollover from another Qualified Plan or Trust to a Rollover Account to be held by the Trustee on his behalf, any nonforfeitable interest he has in assets attributable to contributions made by an employer under another Qualified Plan or Trust, provided, however, that the Trustee shall only accept contributions that satisfy the requirements of Code section 402(c), 403(a)(4) or 408(d)(3). Rollover Contributions shall be made in cash. Rollover Contributions shall be separately accounted for and are at all times nonforfeitable.

3.08.       General Provisions on Employer Contributions

      (a) The Company intends that the Plan and the Trust always qualify under Code sections 401(a) and 501(a).

      (b) If the Internal Revenue Service determines that the Plan as reflected in this document and the Trust Agreement as created or modified to operate with the Plan as reflected in this document do not initially qualify under Code sections 401(a) and 501(a), or that the Plan and Trust Agreement will initially qualify only with amendments, caveats, or conditions not acceptable to the Company, then the Company, at its option, may either amend this Plan or the Trust Agreement or revoke and annul any amendment in any manner deemed advisable to effect a favorable determination or to effect qualification, or may withdraw and terminate the Plan or Trust Agreement and may also liquidate the Trust Fund. All contributions made prior to the Plan's failure to qualify upon initial qualification must be returned in kind to the contributor by the Trustee, but the Trustee may charge an Employer for services rendered according to any agreement between the Employer and the Trustee. Despite any provisions of this Plan to the contrary, a Participant or Beneficiary has no right or claim to any Plan asset or Trust Fund asset relating to any benefit under the Plan accruing prior to the Plan's initial qualification by the Internal Revenue Service refuses to determine that the Plan and Trust Agreement qualify under the provisions of Code sections 401(a) and 501(a). This Plan as it appears in this document is effective if the Internal Revenue Service determines that the Plan and the Trust Agreement are qualified under the provisions of Code sections 401(a) and 501(a).

      (c) All Employer contributions to the Trust Fund are conditioned on their deductibility under Code section 404(a). If any deduction for any contribution is not allowed in whole or in part under Code section 404(a), then that disallowed portion must be returned to the contributor, but repayment must be made no later than one year after the disallowance. For purposes of this section, the disallowance may result from the opinion of any court whose decision has become final or by any disallowance asserted by the Internal Revenue Service to which the Company agrees.

      (d) If any contribution is made by an Employer because of a mistake of fact, then the portion of the contribution due to the mistake of fact must be returned to the contributor. The repayment must be made no later than one year after the contribution.

      (e) Except for a balance in a suspense account attributable to Employer contributions remaining at the termination of the Trust due to statutory limits on contributions and benefits, and as otherwise provided in this Plan section, Employer contributions to the Trust Fund are irrevocable. Contributions to and income of the Trust Fund must not be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries.

      (f) The Trustee is not required to collect Employer contributions and is responsible only for assets received as Trustee. Each Employer may cause each Plan Year's Employer contribution, if any, to be paid to the Trust Fund in installments and on the dates it elects, but it must designate the Plan Year for which each contribution is attributable.

      (g) Unless allocated as of an earlier date, any contributions made by an Employer or by a Participant after the first day of the Plan Year may be held by the Trustee and invested as a separate account, commingled with the Trust Fund, and allocated to the Participant's Account as of the last day of the Plan Year. The Trustee shall maintain such records as may be necessary to see that Employer contributions, Participant contributions, and any investment gains and losses attributable to contributions, are allocated to the proper Participants' Accounts in the same manner as Employer contributions.

                                        ARTICLE IV

                                        ALLOCATIONS


4.01.       Participants' Accounts

      The Plan Administrator shall cause to be established and maintained one or more separate Accounts in the name of each Participant to which shall be credited or charged the Participant's share of Employer contributions, forfeitures, and Rollover Contributions, as well as a proportionate share of the net earnings, gains, or losses of the Trust Fund allocable to the investment of the applicable Accounts, and any distributions allocable to such Accounts. By way of example and not of limitation, separate Accounts may be maintained as an Elective Deferral Account, a Matching Account and a Rollover Account. Further, any earnings, gains and losses or interim contributions shall be allocated as an Employer contributions or Rollover Contributions, as applicable.

4.02.       Allocation of Rollover Contributions

      Rollover Contributions shall be allocated to the appropriate Participant's Rollover Account.

4.03.       Allocation of Employer Contributions

      (a) Effective January 1, 1993, Matching Contributions shall be allocated to a Participant's Matching Account each calendar quarter.

      (b) Elective Deferral Contributions shall be allocated to a Participant's Elective Deferral Account as soon as practicable following the date such Elective Deferral Contributions are contributed to the Trust Fund.

      (c) Despite the preceding subsections, a Participant's Account may not receive allocations for any Limitation Year in excess of the maximum limits or less than the minimum allowances under Appendix A.

4.04.       Funding Policy

      The Employer shall determine annually the amount of the Employer contribution to the Plan, if any. The Plan Administrator shall communicate the amount of such contribution, as well as the long-range and short-range requirements of the Plan concerning liquidity and any material changes affecting the Plan occurring since the last such communication, to the Trustee. These communications may be made at such times as may be determined by the Plan Administrator.

4.05.       Allocation of Trust Income and Gains and Losses

      (a) As of each Valuation Date, the Trustee shall revalue the net assets of the Trust Fund at their then current market value and adjust proportionately the applicable Accounts of Participants so as to reflect any increase or decrease in value of the investments of the Trust Fund as of that day as compared with the total value of such investments on the last preceding Valuation Date.

      (b) Allocations to Participants in accordance with the provisions of this section shall not vest any right or title to any part of the assets of the Trust Fund in such Participants except as otherwise provided in this Plan.

4.06.       Excess Deferrals

      (a) Notwithstanding any other provision of the Plan, Excess Deferrals and any income or loss allocable thereto must be distributed no later than April 15 of the calendar year following the Plan Year in which the Excess Deferrals were made, to the Participants to whose Account such Excess Deferrals were allocated for the preceding calendar year. A Participant who has made elective deferrals (as described in Code section 402(g)) to a plan of an employer who is not an Affiliate may assign to this Plan any Excess Deferrals made during the Participant's taxable year by notifying the Plan Administrator on or before the date specified of the amount of the Excess Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plans of this Employer or an Affiliate.

      (b) Excess Deferrals and any income or loss allocable thereto may be distributed during the calendar year in which the Excess Deferrals were made to the Participants to whose Account such Excess Deferrals were allocated for that calendar year. A Participant is deemed to notify the Plan Administrator of any Excess Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plans of this Employer. The correcting distribution cannot occur until after the Plan has received the Elective Deferral Contributions that caused the Excess Deferral.

      (c) Excess Deferrals shall be adjusted for any income or loss for the Plan Year. Income or loss for the Plan Year in which the Excess Deferral occurred will be calculated in the same manner as under Plan section 4.05.

      (d) The amount of Excess Deferrals that may be distributed with respect to a Participant shall be reduced by any Excess Deferrals previously distributed with respect to such Participant for the Plan Year beginning with or within such taxable year. In no event may the amount distributed pursuant to this Plan section exceed the Participant's total Elective Deferral Contributions for such taxable year.

4.07.       Excess Contributions

      (a) If there are Excess Contributions for a Plan Year, the Plan Administrator must elect between the alternative courses of action described in this section and any additional choices available under the Treasury regulations to Code section 401(k)(8).

      (b) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Account such Excess Contributions were allocated for the preceding Plan Year. Such distribution shall be made to Highly Compensation Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Elective Deferral Contributions (and amounts treated as Elective Deferral Contributions) of each Family Member that is combined to determine the combined Contribution Percentage. In addition, the Plan Administrator must cause each Participant's share of Excess Contributions to be reduced in any manner not prohibited by law and not inconsistent with the applicable Treasury regulations by that Participant's allocation of Excess Deferrals that are distributed according to this Plan from the Trust Fund.

      (c) Excess Contributions shall be adjusted for any income or loss for the Plan Year. Income or loss for the Plan Year in which the Excess Contribution occurred will be calculated in the same manner as under Plan section 4.05.

4.08.       Excess Aggregate Contributions

      (a) If there are Excess Aggregate Contributions for a Plan Year, the Plan Administrator may implement the provisions of this Plan section and take any other action permissible according to Code section 401(m)(6) and Treasury regulations to reduce or avoid other adverse consequences associated with Excess Aggregate Contributions.

      (b) Excess Aggregate Contributions, and any income or loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of the Plan Year to Participants to whose Accounts Matching Contributions were allocated for the preceding Plan Year.

      (c) As provided in Code section 401(m)(6)(C), distributions or forfeitures of Excess Aggregate Contributions must be made to the Restricted 401(m) Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each of those Participants. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined ACP.

      (d) Excess Aggregate Contributions shall be adjusted for any income or loss for the Plan Year. Income or loss for the Plan Year in which the Excess Aggregate Contribution occurred will be calculated in the same manner as under Plan section 4.05.

      (e) Forfeitures of Excess Aggregate Contributions shall be used to reduce Employer contributions for the Plan Year n which the forfeiture occurs. Forfeitures according to this Plan section occur in the Plan Year after the allocation that caused those amounts to be Excess Aggregate Contributions. Amounts forfeited under this Plan section shall be treated as Annual Additions under the Plan.

      (f) To the extent that a Participant's share of the Excess Aggregate Contributions is attributable to his allocations from Elective Deferral Contributions, the Plan Administrator may cause the distributions authorized in this Plan section from his Elective Deferral Account. To the extent that a Participant's share of the Excess Aggregate Contributions is attributable to allocations from his Matching Contributions, the Plan Administrator must cause forfeitures authorized in this Plan section from the Participant's Excess Aggregate Contributions and the Plan Administrator must cause distributions authorized in this Plan section from the Participant's Matching Account. After adjustment, as described, for Excess Deferrals or Excess Contributions that are distributed, to the extent that the Plan Administrator causes forfeitures and distributions to a Participant according to this Plan section, those distributions must come from the Matching Contribution allocations to that Participant's Matching Account, and next from that Participant's Elective Deferral Contribution allocations to his Elective Deferral Account.

      (g) The Plan Administrator must determine the amount of Excess Aggregate Contributions after first determining the amount of Excess Deferrals and, second, after determining the amount of Excess Contributions and causing those Excess Deferrals and Excess Contributions to be adjusted, as authorized in Code sections 401(k)(8) and 402(g).

                                         ARTICLE V

                                          VESTING


5.01.       Rollover Account and Elective Deferral Account

      A Participant's interest in his Rollover Account and his Elective Deferral Account is at all times fully vested and nonforfeitable.

5.02.       Matching Account

      (a) Each Participant who dies, becomes Disabled, or reaches Normal Retirement Age while in the employ of an Employer shall have a fully vested, nonforfeitable interest in his Matching Account.

      (b) Otherwise, a Participant shall have a vested, nonforfeitable interest in his Matching Account only to the extent he has satisfied the requirements set forth in the following table:

                Years of Service             Vested Percentage
                  less than 1                         0%
               1 but less than 2                     20%
               2 but less than 3                     40%
               3 but less than 4                     60%
               4 but less than 5                     80%
                   5 or more                        100%

5.03.       Crediting Years of Service

      (a) Except as provided in this Plan section and Plan section 5.04, all of an Employee's Years of Service are counted to determine the vested interest in a Participant's Matching Account. Service with the Employer before age 18 shall be excluded.

      (b) A Participant's vested interest in his Matching Account will be determined based on his whole Years of Service. Partial Years of Service will be recognized only to the extent that, when aggregated, they equal whole Years of Service.

5.04.       Vesting Break in Service Rules

      A Participant's Years of Service for purposes of Plan section 5.02 shall be computed subject to the following limitations and restrictions:

      (a) If an Employee returns to service for an Employer after incurring a Break in Service but before incurring five consecutive one-year Breaks in Service, he earns Years of Service for vesting purposes for both his service before the Break in Service and his service after the Break in Service for purposes of determining his nonforfeitable interest in his pre-break and post-break Accounts.

      (b) If an Employee returns to service with an Employer after incurring five or more consecutive one-year Breaks in Service, all Years of Service after such Breaks in Service will be disregarded for the purpose of vesting in his pre-break Account. For purposes of determining such Participant's nonforfeitable interest in his post-break Account, he retains his Years of Service for vesting purposes for his service before the Breaks in Service only if either of the following applies.

            (1) He had a nonforfeitable interest in his Matching Account at the time of his separation from service.

            (2) At the time he returns to service for an Employer, the number of his consecutive one-year Breaks in Service is less than his Years of Service.

5.05.       Forfeitures

      (a) When a Participant terminates his employment, the provisions of this Plan section shall apply to any forfeitable portion of his Matching Account.

      (b) Any forfeitures under the Plan shall be used to reduce Employer contributions for the Plan Year in which the forfeiture occurs.

      (c) Except as provided in subsections (d) and (e), the nonvested portion of the Matching Account of a terminated Participant shall be forfeited as of such Valuation Date. If the Participant is later reemployed and resumes participation in the Plan before he has incurred five consecutive Breaks in Service, the value of the nonvested portion of his Matching Account that was forfeited pursuant to this subsection shall be reinstated at its value as of the date of forfeiture without adjustment for any subsequent gains or losses to the Trust Fund.

      (d) The nonvested portion of the Matching Account of a terminated Participant who receives a distribution from his Matching Account prior to the date on which he completes five consecutive one-year Breaks in Service shall be forfeited as of the Valuation Date coincident with or immediately following the date of distribution. If the Participant is later reemployed and resumes participation in the Plan, the value of the nonvested portion of his Matching Account that was forfeited pursuant to this subsection shall be reinstated to its value as of the date of forfeiture, without adjustment for any subsequent gains or losses of the Trust Fund, if the Participant repays in cash in a lump sum the entire amount distributed to him before the earlier of five years after the Participant's reemployment date or the date he incurs five consecutive Breaks in Service following the date of distribution. If the Participant's account is not reinstated, then all Years of Service prior to such Break in Service will be disregarded.

      (e) In the case of a terminated Participant whose vested interest in his Matching Account is zero, such Participant shall be deemed to have received a distribution of such vested Account balance as of the Valuation Date following the Participant's termination of employment, and the Participant's nonvested Account balance shall be forfeited as of such date. If the Participant is later reemployed and resumes participation in the Plan before he has incurred five consecutive Breaks in Service, the value of the nonvested portion of his Matching Account that was forfeited, if any, pursuant to this subsection shall be reinstated to his Matching Account at its value as of the date of forfeiture.

      (f) Amounts reinstated under this Plan section may be made, as directed by the Plan Administrator, from forfeitures or Employer contributions.

5.06.       Amendments Affecting Vested Account Balance

      (a) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service" where such language appears.

      The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end of the latest of:

            (1)    60 days after the amendment is adopted;

            (2)    60 days after the amendment becomes effective; or

            (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

      (b) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Account balance. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Code section 412(c)(8). A plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to contributions attributable to service before the amendment shall be treated as reducing an Account balance. Furthermore, if the vesting schedule of a plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Matching Account will not be less that his percentage computed under the Plan without regard to such amendment.

                                        ARTICLE VI

                                       DISTRIBUTIONS


6.01.       Timing of Distributions

      (a) Except as provided in subsections (b) and (c), in the event a Participant terminates his employment for any reason, including Disability or retirement, the entire vested portion of his Account shall be distributed to him as of the Valuation Date coincident with or next following his termination of employment or as soon thereafter as is practicable.

      (b) If, as of the applicable Valuation Date, the value of the vested portion of a terminated Participant's Account exceeds $3,500 (or has exceeded $3,500 at the time of any prior distribution), then no fewer than 30 days and no more than 90 days before his Annuity Starting Date, the Participant shall be given a written notice (by first class mail or personal delivery), which describes the following: (i) the terms and conditions of the optional forms of benefit payment under Plan section 6.02; (ii) the Participant's right to defer receipt of the distribution until it is no longer immediately distributable; and
(iii) the Participant's right to a period of 30 days after receipt of the notice to consent to a distribution (and, if applicable, to elect a particular distribution option). After receipt of the nduly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable; and

           3. the Rights have been duly authorized and, when issued in tandem with the Shares in accordance with the Plan and the Rights
Agreement, will be legally issued.



           We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such registration statement.

                                        Very truly yours,



                                        /s/ Hunton & Williams